UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2017

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Management Compensation Plan
On May 1, 2017, the Compensation Committee of the Board of Directors of iPass Inc. approved annual salaries and the 2017 Bonus Plan for the iPass executive officers (the “2017 Plan”). For the 2017 Plan, each executive officer is assigned a target bonus, and actual bonuses payable will be based upon company achievement as against established targets for the following metrics: 50% on Revenue (the total amount of revenue for the period consistent with how iPass calculates and reports this revenue metric in its public filings) and 50% on Adjusted EBITDA (the total amount of Adjusted EBITDA for the period consistent with how iPass calculates and reports this metric in its public filings). Bonuses are to be equally distributed per calendar quarter, with target bonus for the quarter being 25% of annual target bonus. The bonus for each quarter will be paid quarterly and the total bonus earned for any period is capped at 100%.
For each period, attainment below a preset floor will result in no bonus earned for the period. The targets for 2017 were established with difficulty of attainment similar to previous years, and are challenging but attainable.
The 2017 salaries as well as annual target bonuses under the 2017 Plan for the iPass named executive officers (the current iPass officers appearing in the summary compensation table in the iPass proxy statement filed on April 28, 2017) are as follows (no changes from 2016):

Officer	Title	Salary	Annual Target Bonus
Gary Griffiths	Chief Executive Officer	$260,000	$325,000
Patricia Hume	Chief Commercial Officer	$260,000	$325,000
Darin Vickery	Chief Financial Officer	$260,000	$100,000

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
iPass Inc.
By: /s/ Darin Vickery
Darin Vickery
Chief Financial Officer

Dated: May 5, 2017